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                                                                    Exhibit 10.8

                               ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT (the "Agreement") is executed as of the 18th day of March, 1997, by and among Wake Forest University, a North Carolina not-for-profit corporation (the "Seller"); DentalCo of North Carolina, Inc., a Maryland corporation (the "Buyer"); and DentalCo, Inc., a Maryland corporation ("DentalCo").

                                     INTRODUCTION

    Seller's business (the "Business") is composed of the clinical dental services of the Department of Dentistry (the "DOD") of the Bowman Gray School of Medicine, which is a "school" of the Seller. Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, on the terms and subject to the conditions hereinafter set forth, legal and equitable title to all of the Assets (as hereinafter defined) of Seller.

    NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

                                      ARTICLE I
                                  PURCHASE OF ASSETS

    1.01 Purchase of Assets. Subject to Section 1.03, and on the terms and conditions set forth in this Agreement, Seller agrees to transfer and convey on the Closing Date (as hereinafter defined) to the Buyer, and the Buyer agrees to acquire from Seller, all of Seller's rights, title and interest in and to solely those assets, properties, and rights of Seller relating to and used in the Business, whether tangible or intangible, real or personal (all of such assets, properties and rights hereinafter collectively referred to as the "Assets") including, but not limited to, the following assets:

         (a) all personal property of the Business including, without limitation, those fixed assets set forth on Schedule 1.01(a) attached hereto;

         (b)  all accounts receivable of the Business (the  Accounts );

         (c) all original lease agreements listed on Schedule 1.01(c) attached hereto (the "Leases") and all rights relating thereto;

         (d) all contracts with third parties, including but not limited to all original management, managed care, government agency, purchase order, service, supply, maintenance, and equipment purchase contracts listed on
Schedule 1.01(d) attached hereto (the "Contracts") and all rights relating thereto, to the extent that these contracts are assignable;

         (e) all of the stock in trade, supplies (including dental supplies) and inventory, as stocked by Seller in connection with the Business in accordance with normal ordering procedures, as set forth on Schedule 1.01(e) attached hereto (the "Inventory");

         (f) all lists of suppliers, patient lists, referral lists, Inventory and supply records, files, patient billing and financial records (copies only) and all other books and records of the Business;

         (g) all goodwill, marketing, and other intangible assets, excluding the telephone numbers, of the Business (collectively, the "Rights");

         (h) all employment contracts and employment affiliations with all clinical employees and clinical administrative employees, excluding dentists, of the Business;

         (i) all transferable licenses, permits, approvals, and authorizations of the Business; and

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         (j)  all cash on hand in the Business after the Business satisfies all outstanding obligations.

    1.02 Dental Records. Seller shall transfer to Raymond Garrison, D.D.S., P.A., a North Carolina professional corporation (the "PA"), for $10.00 and other valuable consideration, the patient charts and dental records relating to services of the Business.

    1.03 Excluded Assets. The following items which are related to the Assets are not intended by the parties to be a part of the sale and purchase contemplated hereunder, and are excluded from the Assets: (i) intellectual property of the Seller and individuals currently employed by the Seller, including patents, trademarks, copyrights, and similar intellectual property which are described in Schedule 1.03(a) attached hereto; (ii) accounts receivable held by Wake Forest University Physicians; (iii) controlled drugs and substances; (iv) any records which by law Seller is required to maintain in its possession; (v) those personal items listed on Schedule 1.03(b) attached hereto; (vi) marketing literature of Seller, or any of its subsidiaries; and
(vii) any interest in, or rights to use of, the names of Seller, or any of its subsidiaries, and any derivatives or contractions thereof.

    1.04 Liabilities.

         (a) Subject to the provisions of Section 1.04(b), Buyer shall assume, fulfill or otherwise discharge when due, in accordance with their respective terms, solely the liabilities of Seller arising under the Contracts and Leases after the Closing Date (the "Assumed Liabilities").

         (b) Except for the foregoing Section 1.04(a), Buyer shall not be required to assume, fulfill or otherwise discharge any liabilities or obligations arising out of, relating to or in connection with the Seller, prior to the Closing. Without limiting the generality of the foregoing, Buyer shall not assume any accounts payable existing as of the Closing Date.

    1.05 Purchase Price. The purchase price payable by the Buyer to the Seller for the Assets in the aggregate shall be: One Million Six Hundred Seventy Five Thousand Dollars ($1,675,000.00), plus an amount equal to the face value of the Accounts in excess of One Hundred Ninety Thousand Dollars ($190,000.00), to be determined on the Closing Date, based on the then current Schedule 2.04 (the "A/R Price") (collectively, the "Purchase Price"), payable as follows:

         (a) Six Hundred Seventy Five Thousand Dollars ($675,000.00), plus the A/R Price, shall be payable in cash at the Closing via wire transfer to the account or accounts specified in writing by the Seller; and

         (b) the balance of the Purchase Price One Million Dollars ($1,000,000.00) shall be paid by delivery of a convertible Promissory Note (the "Promissory Note") in substantially the form appended hereto as Exhibit A, which Promissory Note shall provide for payment in full in the form of DentalCo Common Stock (as defined in Section 3.04 hereof), payable simultaneously with the closing of the initial public offering of DentalCo Common Stock (the "IPO"), such number of shares to be issued to be equal to the principal amount of the Promissory Note divided by the issue price per share in the IPO. The Promissory Note shall also provide that in the event the closing on the IPO does not occur on or before the first anniversary of the Closing hereunder, the principal amount due under the Promissory Note shall be immediately due and payable, in cash, without interest. As security for the Buyer's obligations under the Promissory Note, Buyer agrees to deposit into an escrow account on the Closing Date, an amount equal to the full amount due under the Promissory Note, such amount to be utilized to satisfy Buyer's obligations under the Promissory Note in the event the cash payment condition set forth above is triggered. The terms and conditions of the escrow shall be as set forth in the Escrow Agreement, substantially in the form of Exhibit B hereof (the "Escrow Agreement"). The shares to be issued pursuant to the Promissory Note shall be registered in the IPO, but Seller will defer resale of such shares for any period imposed by underwriters of the IPO upon affiliates of DentalCo, but in no event more than six (6) months.

    1.06 Allocation of the Purchase Price Among the Assets. The parties agree that the consideration for the purchase of the Assets shall be allocated among those Assets in the manner as set forth on Schedule 1.06 hereto.

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Seller and Buyer shall each complete, execute and timely file with the Internal
Revenue Service their respective income tax returns for the taxable year that includes the Closing Date, an Internal Revenue Service Form 8594 (or such other Internal Revenue Service Form as may then be prescribed for use by applicable Income Tax Regulations) to comply with the applicable asset acquisition reporting requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "IRC"), and the Income Tax Regulations thereunder. Form 8594 shall be completed by Seller and Buyer based on, and shall in all events be consistent with, the allocation of the consideration for the Assets.

    1.07 Closing. The closing ("Closing") shall take place at 2:00 p.m., Eastern Time, at the offices of Seller, Medical Center Boulevard, Winston-Salem, North Carolina 27157, on April 1, 1997, or such other time and date as may be mutually agreed upon (the "Closing Date").

    1.08 Deliveries by Buyer. At the Closing, the Buyer shall deliver to Seller the following:

         (a)  the cash portion of the Purchase Price as described in Section
1.05;

         (b)  the Promissory Note, duly executed by the Buyer;

         (c)  the Escrow Agreement, duly executed by the Buyer;

         (d) certificates of an appropriate officer of the Buyer and DentalCo certifying that resolutions were duly adopted by the board of directors of the Buyer or DentalCo, as the case may be, authorizing and approving Buyer's or DentalCo's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, and that such resolutions are true and in full force and effect as of the Closing Date;

         (e) certificates of an appropriate officer of the Buyer and DentalCo certifying (i) that each covenant and agreement of the Buyer or DentalCo, as the case may be, to be performed prior or as of the Closing Date pursuant to this Agreement has been performed in all material respects, and (ii) that the representations and warranties by or on behalf of the Buyer or DentalCo, as the case may be, set forth herein are true and correct in all material respects as of the Closing Date;

         (f) certificates of incumbency for the respective officers of the Buyer and DentalCo executing this Agreement or making certifications for Closing, dated as of the Closing Date;

         (g) the Post-Closing Covenants Agreement, substantially in the form of Exhibit C hereto (the "the Post-Closing Covenants Agreement"), duly executed by the Buyer and DentalCo;

         (h) the Space Lease (as defined in the Post-Closing Covenants Agreement), duly executed by Buyer;

         (i) the New Space Lease (as defined in the Post-Closing Covenants Agreement), duly executed by Buyer;

         (j) an Administrative Services Agreement between Buyer and Raymond Garrison, D.D.S., P.A. (the "PA"), duly executed by Buyer and the PA, substantially in the form of Exhibit D;

         (k) a Professional Services Agreement between Seller and the PA pursuant to which Seller agrees to furnish professional dental services to the PA through its faculty dentists, duly executed by the PA, substantially in the form of Exhibit E; and

         (l) such other documents as Seller may reasonably request in order to effectuate the transactions contemplated hereby.

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    1.09 Deliveries by Seller.  At the Closing, Seller shall deliver to the
Buyer:

         (a) a duly executed bill of sale and assignment of intangibles, substantially in the form of Exhibit F attached hereto (the "Bill of Sale");

         (b) original copies of all Contracts and Leases to be assumed by the Buyer, and all Seller Consents (as defined in Section 2.12) and assignments related thereto;

         (c) a complete and accurate list of Accounts as of the Closing Date (or within three (3) business days thereof), in such form as shall be requested by Buyer;

         (d) evidence that the Seller has purchased "tail" or other insurance as appropriate to insure against acts or omissions of Seller's employees and agents engaged in the Business and arising from the operation of the Business during the period prior to the Closing;

         (e) certificates of an appropriate officer of the Seller certifying that resolutions were duly adopted by the board of trustees of the Seller authorizing and approving Seller's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, and that such resolutions are true and in full force and effect as of the Closing Date;

         (f)  certificates of an appropriate officer of the Seller certifying
(i) that each covenant and agreement of the Seller to be performed prior or as of the Closing Date pursuant to this Agreement has been performed in all material respects, and (ii) that the representations and warranties by or on behalf of the Seller set forth herein are true and correct in all material respects as of the Closing Date;

         (g) certificates of incumbency for the respective officers of the Seller executing this Agreement or making certifications for Closing, dated as of the Closing Date;

         (h)  the Post-Closing Covenants Agreement duly executed by the Seller;

         (i)  the Space Lease duly executed by Seller;

         (j)  the New Space Lease duly executed by Seller;

         (k)  the Professional Services Agreement duly executed by Seller

         (l)  the Escrow Agreement duly executed by the Seller; and

         (m) such other documents as are reasonably necessary to convey all of Seller's right, title and interest in and to the Assets, and as the Buyer may reasonably request in order to effectuate the transactions contemplated hereby.

                                      ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF THE SELLER

    The Seller represents and warrants to the Buyer and DentalCo, and their respective successors and assigns, as provided in this Article II.

    2.01 Organization and Authority of Seller. The Seller is a not-for-profit corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has full power and authority to own and lease the Assets, and to transfer them to the Buyer as provided herein. The Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Seller has taken all action required by law, its Charter and By-Laws to consummate the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Seller enforceable in accordance with its terms.

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    2.02 No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate any statute or laws or any judgment, decree, order, regulation, or rule of any court or governmental authority, (ii) under any agreement or commitment to which the Seller is a party or to which any of the Assets is subject:

    (a) constitute a default or violation (or an event which, with notice or lapse of time or both, would constitute a default) thereunder,

    (b)  result in the termination of such agreement or commitment,

    (c)  accelerate the performance required by such agreement or commitment,

    (d) cause the acceleration of the maturity of any debt or obligation pursuant to such agreement or commitment, or

    (e) result in the creation or composition of any security interest, lien, or other encumbrance upon any of the Assets.

    2.03 Financial Information. Attached hereto as Schedule 2.03 is, with respect to the Business: statements of revenues and expenses for the years ended June 30, 1995 and 1996, and for the six month period ended December 31, 1996 (the "Financial Information"). The Financial Information (i) is true and complete in all material respects; (ii) is in accordance with the books and records of the Seller; (iii) presents fairly and accurately the revenues and expenses of the Business for the periods shown; and (iv) has been prepared on a consistent basis.

    2.04 Accounts.  Attached hereto as Schedule 2.04 is a list of aged
Accounts. The Accounts have been properly booked, allowances have been made for presumed non-collection in accordance with normal practice, and such Accounts are, to the best of the Seller's knowledge, fully collectible, without any defense on the part of the debtors thereof.

    2.05 No Undisclosed Liabilities. The Seller has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) which may adversely affect Buyer's right, title, and interest in and to the Assets. The Seller knows of no basis for assertion against the Seller of any claim or liability of any nature, other than those incurred in the ordinary course of business or contemplated hereby, which may adversely affect Buyer's right, title, and interest in and to the Assets.

    2.06 Title to and Condition of Assets.

         (a) The Seller holds and will convey to the Buyer good, insurable (if applicable) and marketable title to the Assets, together with all equipment warranties and documentation with respect thereto, free and clear of all mortgages, liens and encumbrances, other than those set forth on Schedule 2.06 attached hereto, which such mortgages, liens, and encumbrances shall be satisfied in full on or before Closing Date.

         (b) All of the tangible Assets currently used in the operation of the Business are in good operating condition and working order, ordinary wear and tear and obsolescence excepted.

    2.07 Contracts and Leases.

         (a) Schedule 1.01(c) is a complete and accurate list of the Leases, and Schedule 1.01(d) is a complete and accurate list of the Contracts;

         (b) All of the Contracts and Leases are valid and are in full force and effect; and

         (c) Except as set forth in Schedule 2.07, to the best of Seller's knowledge, (i) there are no

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existing material defaults by the Seller or any other party thereto, of any
Contract or Lease, (ii) there is no basis for any valid claim of a material default, and (iii) no event has occurred which, with the giving of notice or the passage of time (or both), would constitute such a material default.

    2.08 Taxes. The Seller has duly filed all tax reports and returns required to be filed by it, and has duly paid all taxes and other charges due or claimed to be due from it and the Business by federal, state or local taxing authorities (including, without limitation, income, franchise, property, excise, license, sales and employment taxes), and there are no tax liens upon any of the Assets except liens for current taxes not yet due.

    2.09 Employee Matters.  The representations and warranties made in this
Section 2.09 are made solely with respect to the Business.

         (a) Except as set forth in Schedule 2.09(a), the Seller is in material compliance with all applicable laws respecting wages and hours, employment practices, and terms and conditions of employment, and the Seller is not engaged in any unfair labor practice.

         (b) Except as set forth in Schedule 2.09(b), the Seller does not maintain or contribute to, nor has the Seller ever maintained or contributed to any of the following:

              (1) any employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

              (2) any employee welfare benefit plan, as defined in Section 3(1) of ERISA;

              (3) any stock option, stock purchase, stock ownership, bonus, performance, or incentive plan or arrangement;

              (4) any plan or program providing non-cash compensation or benefits, whether or not taxable, to the recipient;

              (5) any plan or arrangement providing compensation or benefits upon a severance of employment, reduction in hours, or change of employment classification;

              (6) any vacation, sick, holiday, or other leave policy or program; or

              (7) any other plan, agreement, arrangement, or understanding (whether oral or written) which is similar to any of the foregoing in respect to Seller's employees. For all purposes of this subsection, the term "Seller" shall include any other entity, whether or not incorporated, which is a part of a controlled group including the Seller or which is under common control with the Seller within the meaning of Section 414(b) of the IRC.

    2.10 Litigation, Proceedings and Applicable Law.  Except as set forth in
Schedule 2.10 hereto, there are no private or governmental actions, suits or other proceedings pending, which relate to the Business, against the Seller, the Business or the Assets, and no action, suit or other proceeding described in such Schedule 2.10 is reasonably expected to have (in any case or in the aggregate) a materially adverse effect on any of the Seller, the Business or the Assets.

    2.11 Absence of Certain Changes or Events.  Except as set forth in
Schedule 2.11 hereto, since the date of the Financial Statements, there has not been any material adverse change in the Assets or the Business.

    2.12 Consents and Approvals.  Other than the consents listed in Schedule
2.12 (the "Seller Consents"), no consent of any person is necessary to the consummation by the Seller of the transactions contemplated hereby.

    2.13 Regulatory Compliance. The Seller is in compliance in all material respects, as related to the

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Business, with all applicable statutes, rules, regulations and requirements of all federal, state, and local commissions, boards, and agencies having jurisdiction over the Seller and its Business, including, without limitation, the Internal Revenue Service, the Department of Health and Human Services and its Health Care Financing Administration (including, without limitation, all applicable statutes, rules, regulations, manual provisions, and requirements pertaining to payments and other consideration to referral sources), and the Seller has timely filed all reports, data and other information required to be filed with such commissions, boards, and agencies where a failure to file timely would have a material adverse effect on the Assets.

    2.14 Environmental Matters. Except as provided in Schedule 2.14, without limitation upon any other warranty contained herein, the Seller, to the best of its knowledge, and solely with respect to the Business, is in substantial compliance with all applicable environmental laws, rules, and regulations, and, to the best of its knowledge, has not committed any act which constitutes a release of hazardous substances or a release of petroleum under the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") or the Solid Waste Disposal Act. With respect to the Business, except in compliance with applicable laws, Seller has not and will not engage in the off-site disposal, treatment, recycling, or storage of any waste products which are "hazardous waste" under the Solid Waste Disposal Act or prohibited under the laws of the state of North Carolina.

    2.15 Records of the Business. The records of the Business are true and complete in all material respects.

    2.17 Brokers and Finders. The Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

    2.18 Rights. The Seller owns all of its Rights free and clear of any claims, liens, restrictions or encumbrances. To the best of the Seller's knowledge, the Seller's operation of the Business does not conflict with or infringe upon any patent, patent application, trademark, service mark, trade name or copyright of others.

                                     ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE BUYER AND DENTALCO

    The Buyer and DentalCo hereby represent and warrant to the Seller and its successors and assigns, as provided in this Article III.

    3.01 Organization and Authority. Each of Buyer and DentalCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Each of Buyer and DentalCo has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Each of Buyer and DentalCo has taken all action required by law, its Articles of Incorporation and By-Laws to consummate the transactions contemplated hereby, and this Agreement is a valid and binding agreement of each of Buyer and DentalCo enforceable in accordance with its terms.

    3.02 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of or be in conflict with any terms of any contract or other agreement to which each of Buyer and DentalCo is a party, or of any statute, law, judgment, decree, order, regulation or any rule of any court or governmental authority applicable to either Buyer or DentalCo.

    3.03 Brokers and Finders. Neither Buyer nor DentalCo has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

    3.04 Capitalization of DentalCo. As of the date of this Agreement, DentalCo's authorized capital stock consists solely of (a) 9,300,285 shares of $0.0001 par value common stock ("DentalCo Common Stock"), of which 2,415,620 shares are issued and outstanding; (b) 2,000,000 shares of $0.001 par value Class A common stock, all of which are issued and outstanding (the "Class A Common"); (c) 40,154 shares of $0.0001 par value 8% Class A

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Cumulative Convertible Preferred Stock, all of which are issued and outstanding
(the "Class A Preferred"); (d) 47,068 shares of $0.0001 par value Class B Convertible Preferred Stock, all of which are issued and outstanding (the "Class B Preferred"); and (e) 816,038 shares of $0.0001 par value 8% Class C Cumulative Convertible Preferred Stock, all of which are issued and outstanding (the "Class C Preferred", and together with the Class A Preferred and the Class B Preferred, the "Preferred"). Except as set forth in Schedule 3.04, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any shares of the capital stock of DentalCo, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of DentalCo. The total number of shares of DentalCo capital stock that would be issued if all of the Class A Common and the Preferred were converted into DentalCo Common Stock is 5,694,364 (i.e., 2,000,000 upon conversion of the Class A Common, 1,325,082 upon conversion of the Class A Preferred, 1,553,244 upon conversion of the Class B Preferred, and 816,038 upon conversion of the Class C Preferred), and the total number of shares of DentalCo Common Stock issuable under all of the commitments and rights set forth on Schedule 3.04 is 744,468. Each outstanding share of capital stock of DentalCo is duly authorized, validly issued, fully paid and nonassessable; all shares of DentalCo Common Stock to be issued pursuant to the Promissory Note will be, upon the issuance thereof, duly authorized, validly issued, fully paid and nonassessable, and none of such shares will be issued in violation of any preemptive or similar rights.

    3.05 Consents and Approvals.  Other than the consents listed in Schedule
3.05 (the "Buyer Consents") (the Seller Consents and the Buyer Consents are collectively referred to as the "Consents"), no consent of any person is necessary to the consummation by the Buyer or DentalCo of the transactions contemplated hereby.

    3.06 Regulatory Compliance. Each of the Buyer and DentalCo is in compliance in all material respects with all applicable statutes, rules, regulations and requirements of all federal, state, and local commissions, boards, and agencies having jurisdiction over such entity, including, without limitation, the Internal Revenue Service, the Department of Health and Human Services and its Health Care Financing Administration (including, without limitation, all applicable statutes, rules, regulations, manual provisions, and requirements pertaining to payments and other consideration to referral sources), and each of the Buyer and DentalCo has timely filed all reports, data and other information required to be filed with such commissions, boards, and agencies where a failure to file timely would have a material adverse effect on the such entity's business.

    3.07 Employee Matters.

         (a) Except as set forth in Schedule 3.07(a), DentalCo is in material compliance with all applicable laws respecting wages and hours, employment practices, and terms and conditions of employment, and DentalCo is not engaged in any unfair labor practice.
         (b) Except as set forth in Schedule 3.07(b), DentalCo does not maintain or contribute to, nor has DentalCo ever maintained or contributed to any of the following:

              (1) any employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

              (2) any employee welfare benefit plan, as defined in Section 3(1) of ERISA;

              (3) any stock option, stock purchase, stock ownership, bonus, performance, or incentive plan or arrangement;

              (4) any plan or program providing non-cash compensation or benefits, whether or not taxable, to the recipient;

              (5) any plan or arrangement providing compensation or benefits upon a severance of employment, reduction in hours, or change of employment classification;

              (6) any vacation, sick, holiday, or other leave policy or program; or

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              (7)  any other plan, agreement, arrangement, or understanding
(whether oral or written) which is similar to any of the foregoing in respect to DentalCo's employees. For all purposes of this subsection, the term "DentalCo" shall include any other entity, whether or not incorporated, which is a part of a controlled group including DentalCo or which is under common control with DentalCo within the meaning of Section 414(b) of the IRC.

    3.08 Litigation, Proceedings and Applicable Law.  Except as set forth in
Schedule 3.08 hereto, there are no private or governmental actions, suits or other proceedings pending against either the Buyer or DentalCo, and no action, suit or other proceeding described in such Schedule 3.08 is reasonably expected to have (in any case or in the aggregate) a materially adverse effect on any of the Buyer or DentalCo.

                                      ARTICLE IV
                   PRE-CLOSING COVENANTS AND CONDITIONS TO CLOSING

    4.01 Covenants of Seller. The Seller covenants to the Buyer that, prior to Closing, except as otherwise consented to in writing by the Buyer:

         (a) Conduct of Business. On and after the date hereof through the Closing Date, the Seller will, to the best of Seller's ability: (i) operate and maintain the Business in the ordinary course; (ii) preserve the business organization of the Business intact, preserve the good will of suppliers, referrers, and others doing business with the Seller; and (iii) not take any action which may jeopardize the Seller's ownership rights in any of the Assets, or cause all or any portion of the Assets to be subject to a lien or other encumbrance, or permit any third party to undertake any such action.

         (b) Information. The Seller will give and make available to the Buyer and the Buyer's accountants, counsel and other representatives reasonable access, upon reasonable notice and during normal business hours throughout the period prior to the Closing Date, to the properties, books, patient records, contracts, financial statements and all other records of the Business. The Buyer shall have the right to communicate with the employees and consultants of the Seller. The Seller will furnish, or cause to be furnished, to the Buyer and its accountants, counsel and other representatives during such period all such information concerning the Business, the Business and the Assets as the Buyer or such representatives may reasonably request.

         (c) Consents and Estoppels. The Seller agrees to take or cause the taking of all necessary action, and agrees to assist the Buyer in obtaining all consents required for consummation of the transactions contemplated by this Agreement and, if requested by Buyer, an estoppel certificate from each of the lessors of the Leases, in form and substance reasonably acceptable to the Buyer, each of which shall provide, among other things, that the applicable Lease is in full force and effect, that the Seller is not in default under any such Lease, and that the lessor consents to the assignment of such Lease to the Buyer.

         (d) No Inconsistent Action. Unless this Agreement has been terminated pursuant to the provisions hereof, the Seller will not seek or negotiate the transfer of any of the Assets to any entity or person other than the Buyer except in the ordinary course of business. The Seller will not take any action which is inconsistent with or impairs the consummation of the transactions contemplated by this Agreement or which would make inaccurate the representations and warranties made by the Seller in this Agreement.

         (e) Notice of Litigation. The Seller will provide written notice to the Buyer of any litigation, proceeding or governmental investigation which arises, or to the knowledge of the Seller, is threatened, after the date of this Agreement and prior to the Closing Date, against or relating to the Seller in connection with the Business, the Business, the Assets, or the transactions contemplated by this Agreement, setting forth in such notice the facts and circumstances currently available to the Seller with respect to such litigation, proceeding, or investigation.

         (f) Consultation. From the date hereof and until the Closing Date, the Seller shall consult with the Buyer regarding all major business and operations decisions affecting the Business. The Seller acknowledges the interest of the Buyer in the business operations and decisions with respect to the Business, and agrees during such period to give careful consideration to any suggestions the Buyer may make with regard thereto.

         (g) Disclosure. The Seller will inform the Buyer promptly of anything material that would make the representations, warranties and disclosures made herein untrue or misleading or which constitutes a breach of any covenant contained herein, provided, however, that for purposes of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed in writing by the Buyer and shall not affect the rights and remedies of the Buyer hereunder that would exist notwithstanding such disclosure.

         (h) Consents to Assignments of Certain Agreements. To the extent that the assignment by the Seller, to the Buyer of any Contract is not permitted without the consent of the other party thereto, or if the terms of any such agreement includes a provision which automatically voids any proposed assignment, imposes any increase in rent or other charges, or otherwise changes the terms of the original agreement with the Seller, then the Seller will use reasonable efforts, at no cost to Seller, to obtain all such Seller Consents as are requested by the Buyer. If any Seller Consent is requested by the Buyer but not obtained, the Seller will cooperate in any reasonable arrangement requested by the Buyer, at its option, which is designed to provide the Buyer with all of the benefits under such agreement, as if such Seller Consent had been obtained.

    4.02 Covenants of Buyer. The Buyer covenants to the Seller that, prior to Closing, except as otherwise consented to in writing by the Seller:

         (a) No Inconsistent Action. The Buyer shall not take any action which is inconsistent with or impairs the consummation of the transactions contemplated by this Agreement or which would make inaccurate the representations and warranties made by the Buyer in this Agreement.

         (b) Disclosure. The Buyer shall inform the Seller promptly of anything material that would make the representations, warranties and disclosures made herein untrue or misleading or which constitutes a breach of any covenant contained herein, provided, however, that for purposes of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed in writing by the Seller and shall not affect the rights and remedies of the Seller hereunder that would exist notwithstanding such disclosure.

    4.03 Conditions to Obligations. All obligations of each of the parties under this Agreement are subject to the fulfillment, prior to or as of the Closing, of each of the conditions set forth in this section, unless waived by the party who has not failed to meet the condition, in its sole discretion.

         (a) Representations and Warranties. As of the Closing Date, the representations and warranties of each party contained in this Agreement shall be true in all material respects and shall be deemed made again at and as of such date and be true as so made again.

         (b) Covenants. Each party shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it or him prior to the Closing.

         (c) No Adverse Change. There shall not have occurred since the date of execution of this Agreement: (i) any damage or loss to the Assets, (ii) any event which could reasonably be expected to give rise to any such damage or loss, or (iii) any suit, litigation, or claim against any of the parties hereto, or relating to the Assets or the consummation of the transactions contemplated herein, including any threat thereof, which is reasonably expected to have (in any case or in the aggregate) a material adverse effect on the consummation of the transactions contemplated herein, or on the conduct of the Business, as currently conducted.

         (d) Consents, Estoppels and Actions. All requested Consents and estoppel certificates of any third parties and any other actions which each party has covenanted to obtain and take under this Agreement, shall have been obtained and completed, and each required license or government approval necessary for the consummation of the transactions contemplated under this Agreement shall have been obtained and completed.

         (e) Execution of Closing Documents. Each party at the Closing shall have executed, acknowledged and delivered to the other each of the Closing documents described in Sections 1.08 and 1.09, respectively.

         (f) Documents Accurate. The Buyer shall be satisfied in its reasonable judgment that the Contracts to be assumed are in full force and effect, and that the Financial Information, in all material respects, is true and accurately reflects the assets, income, liabilities, and other obligations of the Seller relating to the Business.

         (g) Schedules. The Seller shall have updated all Schedules attached hereto to be current as of the Closing Date (or within fifteen (15) days thereof), and such revised and updated Schedules shall be deemed to be, and are, incorporated herein and made a part hereof and shall supersede all previous Schedules. Without limiting the generality of the foregoing, Seller shall conduct a Closing inventory of all of the tangible Assets that have a fair market value of $100 or more as of the end of the calendar month immediately preceding the Closing, and shall update the lists of those Assets set forth on
Schedule 1.01(a), and shall deliver such lists to Buyer at least five (5) business days prior to the Closing Date.

         (h) Due Diligence. (i) The Buyer shall have completed by Closing its due diligence and verification of the Assets, liabilities, revenues, and expenses of the Business and such other matters as it deems material to the transactions contemplated by this Agreement, (ii) the Seller shall have completed by Closing its due diligence and verification of the Buyer and DentalCo as it deems material to the transactions contemplated by this Agreement, and (iii) each party shall have deemed such information to be satisfactory to it in its sole discretion.

         (i) Agreements. The respective parties shall have entered into the agreements listed in Sections 1.08 and 1.09.

         (j) Dr. Garrison. Either (i) Raymond Garrison, D.D.S. ("Dr. Garrison") shall have entered into employment agreements with Buyer and the PA, in such forms as may be agreed to by the Buyer, Seller, and each party to such agreements; or (ii) Dr. Garrison remains as an employee of Seller, and Seller shall have entered into an agreement with Buyer, pursuant to which Seller would agree to provide the services of Dr. Garrison to Buyer, in such form as may be agreed to by the Buyer, Seller, and Dr. Garrison.

                                      ARTICLE V
                                   INDEMNIFICATION

    5.01 Indemnification of Buyer. The Seller (an "Indemnitor"), hereby agrees to indemnify, defend, and hold harmless the Buyer, the PA and their employees, agents, successors, and assigns (collectively, the "Indemnitee") from and against all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees) (a "Claim") of any nature, to the extent not covered by Buyer's or PA's insurance, whether absolute, contingent or otherwise, asserted against or imposed upon or incurred by the Buyer relating to (a) Seller's conduct of the Business prior to the Closing, or
(b) a breach of any representation, warranty or covenant by Seller contained in or made pursuant to this Agreement.

    5.02 Indemnification of Seller by Buyer. The Buyer (an "Indemnitor") hereby agrees to indemnify, defend and hold harmless the Seller, each of its Affiliates (defined as an entity which owns or controls, is owned or controlled by, or is under common ownership or control with, Seller), and each of their employees, agents, successors, and assigns (collectively, the "Indemnitee") from and against all Claims, of any nature, to the extent not covered by Seller's or the Affiliate's insurance, whether absolute, contingent or otherwise, asserted against or imposed upon or incurred by the Seller relating to (a) Buyer's or PA's conduct of the Business subsequent to the Closing, or (b) a breach of any representation, warranty or covenant by Buyer contained in or made pursuant to this Agreement.

    5.03 Indemnification of Seller by DentalCo. DentalCo (an "Indemnitor") hereby agrees to indemnify, defend and hold harmless the Seller, its Affiliates, and each of their employees, agents, successors, and assigns

(collectively, the "Indemnitee") from and against all Claims, of any nature, to the extent not covered by Seller's or the Affiliate's insurance, whether absolute, contingent or otherwise, asserted against or imposed upon or incurred by the Seller relating to a breach of any representation, warranty or covenant by DentalCo contained in or made pursuant to this Agreement.

    5.04 Notice to Indemnitor. In the event that an Indemnitee has presented against it a Claim or other written notice (each a "Notice"), which Notice constitutes an allegation or assertion of a Claim for which Indemnitee is entitled to be indemnified hereunder, then and in such event, the Indemnitee shall notify Indemnitor in writing of the receipt of such Notice as soon as practicable after first receiving such Notice, but in any event not longer than 20 days following the Indemnitee's receipt of such Notice. The delay or failure of the Indemnitee to provide any notice required herein shall not release Indemnitor from liability or any other obligation with respect to this indemnification, except and only to the extent that Indemnitor's ability to defend against the action is impaired by such delay or failure.

    5.05 Action by Indemnitor. Indemnitor, with respect to any Notice referred to hereunder, shall have the opportunity to defend such Claim with counsel reasonably acceptable to all the parties herein. In the event Indemnitor shall agree to defend the Claim, Indemnitor shall be provided full and complete cooperation by the Indemnitee in order to effectuate a defense and shall be entitled to effectuate at Indemnitor's sole cost and expense a reasonable settlement of the Claim, provided that Indemnitor obtains a complete release of the Indemnitee with respect to any such Claim.

    5.06 Failure to Act. In the event Indemnitor, after written notice, fails to promptly pay the amount claimed in any such Claim, or fails to otherwise defend such Claim, then and in such event, the Indemnitee may pay such amount, or settle or defend such Claim, and the costs of any such payment or defense shall be paid by Indemnitor promptly upon demand.

    5.07 Enforcement. Indemnitor further agrees that in the event of any breach of this indemnification, in addition to the obligations set forth above, any dispute regarding such breach shall be resolved as provided in Section 6.4.

    5.08 Limitations On Indemnification. An Indemnitee shall not be entitled to take action under the terms of this Article until the Indemnitee has suffered a Claim, or Claims as the case may be, totaling in excess of a threshold amount of Fifty Thousand Dollars ($50,000) in the aggregate.

                                      ARTICLE VI
                                    MISCELLANEOUS

    6.01 Survival. All of the representations and warranties made by the parties in this Agreement (other than the representation made in Section 2.08), and in any other certificates and documents delivered in connection herewith, and all other obligations of the parties hereunder (other than the covenant made in Section 1.06) shall survive the Closing until the third anniversary of the Closing Date. The representation made in Section 2.08 and the covenant made in
Section 1.06 shall survive until the expiration of the applicable statutory period of limitation, giving effect to any waiver, mitigation or extension thereof.

    6.02 Further Assurances. The Seller and the Buyer shall, without further cost or expense to the other, duly execute, acknowledge and deliver such further documents and take such other actions and give such other assurances as the other may reasonably request in order to effectuate the transactions contemplated hereby and to convey and vest in the Buyer, and protect its right, title and interest in, the Assets.

    6.03 Costs. Except as otherwise provided herein, each party hereto shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. The Seller shall pay all sales, use, and other similar taxes, if any, payable in connection with the transactions contemplated hereby. All applicable property taxes and utilities shall be prorated to the Closing Date.

    6.04 Dispute Resolution.
         (a) The parties will make good faith efforts to resolve mutually any disputes which arise between them regarding the performance of this Agreement. As part of this dispute resolution process, either party will, at the request of the other party, promptly provide to the other party a short and plain written statement setting forth that party's position regarding the dispute and that party's suggested resolution.
         (b) The sole and exclusive method for resolving any controversy or claim arising out of or relating to this Agreement shall be as provided in this
Section 6.04.
         (c) If either party desires to assert a claim arising out of or relating to a dispute in connection with this Agreement, that party shall present to the other party a short and plain written statement setting forth that party's claim regarding the dispute and that party's suggested resolution.
         (d) Within fifteen (15) days after receipt of the statement set forth in Subsection (c) above, the receiving party shall provide to the sending party a short and plain written statement of response setting forth the receiving party's position regarding the claim and the receiving party's suggested resolution.
         (e) For a period of fifteen (15) days following the sending of the statement of response set forth under Subsection (d) above, the parties shall negotiate in an effort to resolve the controversy.
         (f) Any dispute which has not been resolved under the procedure set forth in Subsections (c) through (e) above, shall be submitted to and decided by arbitration to be held in Winston-Salem, North Carolina, in accordance with the Rules of the American Arbitration Association, as follows:

              (i) There shall be one arbitrator who shall be selected in accordance with the Rules of the American Arbitration Association;

              (ii) The authority of the arbitrator shall be limited to a determination of the facts, and to the interpretation and application of specific provisions of this Agreement as they may apply to the issue in dispute. The arbitrator shall be bound by this Agreement, and shall have no authority to add to, subtract from, amend, or modify the provisions of this Agreement. The arbitrator shall render an opinion and a final award, which shall be binding on both parties. Judgment upon the award may be entered in any court having jurisdiction thereof; and

              (iii) Each party shall bear its own fees, costs, and expenses of an arbitration proceeding, including witnesses, travel, attorneys, and other representatives; and the general costs and expenses of the arbitration. Costs and expenses of the arbitrator and the American Arbitration Association shall be borne equally by the parties.

    6.05 Notices. All notices, demands or requests which are required or permitted to be given pursuant to this Agreement shall be in writing, and shall be delivered personally, by commercial carrier, by fax with a machine-generated confirmation sheet and regular mail follow-up or by registered or certified mail, postage prepaid, addressed to a party as stated below, or as a party may hereafter designate by notice given in accordance with this section:

         (a)  If to Buyer:

              DentalCo of North Carolina, Inc.
              6115 Falls Road
              Baltimore, Maryland  21209
              Attention:  President
              Facsimile No.:  (410) 377-3231

         With a copy to:

              Steven J. Mandell, Esquire
              Piper & Marbury L.L.P.
              36 S. Charles Street
              Baltimore, Maryland  21201
              Facsimile No.:  (410) 539-0489

         (b)  if to the Seller:

              Wake Forest University
              Medical Center Boulevard
              Winston-Salem, North Carolina  27157
              Attention: Russell E. Armistead
                       Vice President for Health Services Administration
              Facsimile No.:  (910) 716-3368

         With a copy to:

              Leon H. Corbett, Jr., Esq.
              Vice President and Counsel
              P.O. Box 7656
              Winston-Salem, North Carolina  27109
              Facsimile No.: (910) 759-5933

         and to:

              Raymond Garrison, D.D.S., P.A.
              Attention:  Raymond Garrison, D.D.S.
              Department of Dentistry
              Bowman Gray School of Medicine
              Medical Center Boulevard
              Winston-Salem, North Carolina  27157
              Facsimile No.:  (910) 716-3997

Notice given personally or by commercial carrier is effective upon delivery. Notice given by fax with a machine-generated confirmation sheet is effective upon the date of mailing the follow-up copy. Notice given by United States mail is effective the third United States Post Office delivery day after the date of mailing.

    6.06 Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, except that this Agreement may be assigned, in whole or in part, by Buyer to any person or entity controlling, controlled by, or under common control with, Buyer.

    6.07 Entire Agreement.  This Agreement, including the Exhibits and
Schedules hereto and the other documents delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and supersede all prior agreements, understandings, arrangements, communications, representations or warranties, whether oral or written, made by or between the parties hereto. This Agreement may be amended, and any provision of this Agreement may be waived, only pursuant to a writing signed by the party against whom such amendment or waiver is claimed.

    6.08 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    6.09 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

    6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    6.11 Bulk Sales Law. Buyer waives compliance by the Seller with the provision of any applicable bulk sales laws, it being understood that each Seller shall remain fully liable and shall jointly and severally indemnify Buyer for any and all losses and liabilities incurred by Buyer as a result of non-compliance with any applicable bulk sales laws.

    6.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

    [Remainder of page intentionally left blank.  Signature page follows.]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                SELLER:

                                       WAKE FOREST UNIVERSITY


 /s/ Leon H. Corbett, Jr.              By: /s/ Richard Janeway, M.D.
 -----------------------------             -------------------------
  Leon H. Corbett, Jr.                      Richard Janeway, M.D.
  Secretary                                 Executive Vice President for
                                            Health Affairs


                                       BUYER:

                                       DENTALCO OF NORTH CAROLINA, INC.


 /s/ E. James Kuhns                    By:  /s/ Errol L. Reese
 -----------------------------              --------------------------
  E. James Kuhns, Secretary                  Errol L. Reese


                                       DENTALCO:

                                       DENTALCO, INC.

 /s/ E. James Kuhns                    By:  /s/ Errol L. Reese
 -----------------------------              ---------------------------
  E. James Kuhns, Secretary                  Errol L. Reese


THE UNDERSIGNED EXECUTES THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN SOLELY FOR THE PURPOSE OF AGREEING TO THE PROVISIONS AFFECTING IT.

                                       RAYMOND GARRISON, D.D.S., P.A.


 /s/ E. James Kuhns                    By: /s/ Errol L. Reese
 -----------------------------             -----------------------------
  E. James Kuhns, Secretary                 Errol L. Reese

                                  AMENDMENT NO. 1 TO
                               ASSET PURCHASE AGREEMENT


    THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT is made as of the 31 day of August, 1997, by and among Wake Forest University, a North Carolina not-for-profit corporation (the "Seller"); DentalCo of North Carolina, Inc., a Maryland corporation (the "Buyer"); and DentalCo, Inc., a Maryland corporation ("DentalCo").
                                     INTRODUCTION

     The parties hereto have entered into an Asset Purchase Agreement dated as of March 18, 1997 (the "Agreement"), and desire to amend the Agreement as set forth herein in connection with the consummation of the purchase transaction contemplated in the Agreement.

    Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

    NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree to amend the Agreement as follows:

    1. Purchase Price. Section 1.05 is hereby amended to change "One Million Six Hundred Seventy Five Thousand Dollars ($1,675,000.00)" to "One Million Seven Hundred Thousand Dollars ($1,700,000)."

    2. Closing. Section 1.07 is hereby amended to change the date therein from April 1, 1997 to August __, 1997.

    3. Deliveries by Buyer. Section 1.08(k) is hereby deleted in its entirety, and replaced with the following:

         "(k) Employment Agreements between the PA and each of the faculty dentists listed on Schedule 1.08(k) hereto (the "Faculty Dentists"), substantially in the form attached hereto as Exhibit E, duly executed by the PA (the "PA Employment Agreements"), and an Employment Agreement between the Buyer and Raymond Garrison, D.D.S. ("Dr. Garrison"), substantially in the form attached hereto as Exhibit F, duly executed by the Buyer (the "Garrison Employment Agreement"); and".

    4. Deliveries by Seller. The reference to "Exhibit F" in Section 1.09(a) is hereby amended to read "Exhibit G". Section 1.09(k) is hereby deleted in its entirety, and replaced with the following, new Sections 1.09(l) and (m) shall be added to read as follows, and Sections 1.09(l) and (m) shall be renamed as 1.09(n) and (o), respectively:

         "(k) The PA Employment Agreements duly executed by each of the Faculty Dentists;

         (l) Employment Agreements between the Bowman Gray School of Medicine of the Seller and each of the Faculty Dentists, substantially in the form attached hereto as Exhibit H;

         (m)  The Garrison Employment Agreement duly executed by Dr.
Garrison;".

    5. No Violation. Section 2.02 is hereby amended to add the words "to which Seller is subject" after the phrase "governmental authority".

    6. Financial Information. Section 2.03 is hereby amended to change "June 30, 1995 and 1996, and for the six month period ended December 31, 1996" to "June 30, 1995, 1996 and 1997".


    7. Capitalization of DentalCo. Section 3.04 is hereby deleted in its entirety, and replaced with the following:

         3.04 Capitalization of DentalCo. As of the date of this Agreement, DentalCo's authorized capital stock consists solely of (a) 14,860,686 shares of $0.0001 par value common stock ("DentalCo Common Stock"), of which 5,082,287 shares are issued and outstanding; (b) 40,154 shares of $0.0001 par value 8% Class A Cumulative Convertible Preferred Stock, all of which are issued and outstanding (the "Class A Preferred"); (c) 47,068 shares of $0.0001 par value Class B Convertible Preferred Stock, all of which are issued and outstanding (the "Class B Preferred"); (d) 816,038 shares of $0.0001 par value 8% Class C Cumulative Convertible Preferred Stock, all of which are issued and outstanding (the "Class C Preferred"); (e) 100,000 shares of $0.0001 par value 8% Class D Cumulative Convertible Preferred Stock, of which 93,325 are issued and outstanding (the "Class D Convertible"); and (f) 100,000 shares of $0.0001 par value 8% Class D Cumulative Redeemable Preferred Stock, of which 93,325 are issued and outstanding (the "Class D Redeemable", and together with the Class A Preferred, the Class B Preferred and the Class D Convertible, the "Preferred"). Except as set forth in Schedule 3.04, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any shares of the capital stock of DentalCo, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of DentalCo. The total number of shares of DentalCo capital stock that would be issued if all of the Preferred were converted into DentalCo Common Stock is 11,159,853 (i.e., 1,325,082 upon conversion of the Class A Preferred, 1,553,244 upon conversion of the Class B Preferred, 816,038 upon conversion of the Class C Preferred, and 2,383,202 upon conversion of the Class D Convertible), and the total number of shares of DentalCo Common Stock issuable under all of the commitments and rights set forth on Schedule 3.04 is 814,468. Each outstanding share of capital stock of DentalCo is duly authorized, validly issued, fully paid and nonassessable; all shares of DentalCo Common Stock to be issued pursuant to the Promissory Note will be, upon the issuance thereof, duly authorized, validly issued, fully paid and nonassessable, and none of such shares will be issued in violation of any preemptive or similar rights.

    8.   Dr. Garrison.  Section 4.03(j) shall be deleted in its entirety.

    9. Further Assurances. Section 6.02 is hereby amended by changing "The Seller and the Buyer" at the beginning of the Section to " The Seller, the Buyer, and DentalCo".

    10.  Schedules and Exhibits.

         (a)  The following new Schedules and Exhibits are hereby added to the
Agreement:

              Schedule 1.09(k)    List of Faculty Dentists
              Exhibit E           Form of PA Employment Agreement
              Exhibit F           Garrison Employment Agreement
              Exhibit H           Form of Bowman Gray School of Medicine
                                  Employment Agreement

         (b)  "Exhibit F" is hereby renamed as "Exhibit G".

         (c) All other remaining Schedules and Exhibits are hereby amended as attached hereto.

    11. All other terms and conditions of the Agreement shall remain in full force and effect.
                               [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Asset Purchase Agreement as of the day and year first above written.

ATTEST:                                SELLER:

                                       WAKE FOREST UNIVERSITY


 /s/ Leon H. Corbett, Jr.              By:  /s/ Richard Janeway, M.D.
 -----------------------------              --------------------------------
 Leon H. Corbett, Jr.                       Richard Janeway, M.D.
 Secretary                                  Executive Vice President for
                                            Health Affairs

                                       BUYER:

                                       DENTALCO OF NORTH CAROLINA, INC.


 /s/ E. James Kuhns                    By:  /s/ Carl J. Sardegna
 -----------------------------              ---------------------------------
 E. James Kuhns, Secretary                  Carl J. Sardegna, Vice President


                                        DENTALCO:

                                        DENTALCO, INC.

 /s/ E. James Kuhns                     By: /s/ Carl J. Sardegna
 -----------------------------              ---------------------------------
 E. James Kuhns, Secretary                  Carl J. Sardegna, President


THE UNDERSIGNED EXECUTES THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN SOLELY FOR THE PURPOSE OF AGREEING TO THE PROVISIONS AFFECTING IT.

                                        RAYMOND GARRISON, D.D.S., P.A.


/s/ E. James Kuhns                      By:  /s/ Errol L. Reese
- ------------------------------               --------------------------------
E. James Kuhns                               Errol L. Reese

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